Exhibit 99.1

News Release

General Inquiries: (713) 783-8000 www.sanchezenergycorp.com

Sanchez Energy Receives Notice from NYSE

Regarding Continued Listing Standard

HOUSTON—(GLOBE NEWSWIRE)—Dec. 21, 2019—Sanchez Energy Corporation (NYSE: SN) today announced that it has received notice from the New York Stock Exchange (the “NYSE”) that the company does not presently meet the NYSE continued listing standard which requires a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days.

In accordance with applicable NYSE procedures, the company plans to timely notify the NYSE that it intends to pursue actions to meet the minimum average share price requirement.  The NYSE provides for a period of six months following receipt of the notice to meet the standard and regain compliance for continued listing on the NYSE.  The notice has no immediate impact on the listing of the company’s common stock, which will continue to trade on the NYSE subject to the company’s compliance with the other continued listing requirements.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation (NYSE: SN) is an independent exploration and production company focused on the acquisition and development of U.S. onshore unconventional oil and natural gas resources, with a current focus on the Eagle Ford Shale in South Texas. For more information about Sanchez Energy Corporation, please visit our website: www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to the continued listing and trading of the company’s common stock on the NYSE. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the failure to successfully execute our business and financial strategies, the failure of acquired assets and our joint ventures to perform as anticipated, the costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, the marketing and sales of produced oil and gas, the estimates made in evaluating reserves, competition, general economic conditions and the ability to manage our growth, disruptions due to extreme weather conditions and other factors are described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPANY CONTACT:

Kevin Smith

VP Investor Relations

(281) 925-4828

Cham King

Investor Relations & Capital Markets

(713) 756-2797